Exhibit 10.5

EAST WEST BANCORP, INC.

2003 DIRECTORS' RESTRICTED STOCK PROGRAM

This 2003 Directors' Restricted Stock Program ("Program") sets forth the terms, conditions and restrictions under which common stock of East West Bancorp, Inc., a Delaware corporation (the "Company"), may be awarded from time to time to members of the Board of Directors of the Company or one or more of its Affiliates (defined below).

WHEREAS, the Board of Directors of the Company adopted the 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") under which the Board of Directors, or a committee of the Board of Directors of the Company administering the 1998 Stock Incentive Plan (the "Committee"), may from time to time approve the grant to Directors of the Company or one or more of its Affiliates of awards of common stock, par value $.001 per share, of the Company (the "Common Stock") subject to certain restrictions and other terms and conditions ("Restricted Stock"); and

WHEREAS, this Program sets forth the terms, conditions and restrictions of awards of Restricted Stock which may be granted to Directors of the Company or one or more of its Affiliates ("Recipients") under this 2003 Directors' Restricted Stock Program.

NOW, THEREFORE, this Program is as follows:

1. Restricted Stock Award. The Company intends from time to time to grant to Directors awards of shares of Restricted Stock (each an "Award") pursuant to The East West Bancorp, Inc. 1998 Stock Incentive Plan, as the same may be amended from time to time (the "Plan"), upon the terms and subject to the conditions and restrictions herein. All capitalized terms not defined herein shall have the meanings given them in the Plan as in effect on the date of any award of Restricted Stock.

2. Directors. The persons eligible to receive awards of Restricted Stock pursuant to this Program shall be any person who is a non-employee director of the Company or any of its Affiliates ("Directors").

3. Restrictions. Awards of Restricted Stock shall be subject to the risk of forfeiture set forth in Section 4 and the restrictions on transfer set forth in Section 5 (collectively the "Restrictions").

4. Forfeiture of Restricted Stock. Except as set forth in Section 6, immediately upon a termination of Recipient's membership on the Board of Directors of the Company or an Affiliate ("Termination of Membership") prior to the third anniversary of any award of Restricted Stock, whether such termination is with or without cause and whether voluntary or involuntary, the Recipient's rights in any Restricted Stock then subject to Restrictions shall lapse and such Restricted Stock shall be forfeited. For purposes of any Award "Affiliate" shall mean any person that directly or indirectly controls, or is under common control with, or is controlled by such person.

5. Restrictions on Transfer. Except as set forth in Section 6, Restricted Stock and all rights and interests therein may not be transferred by the Recipient for a period of three years ("Restricted Period") other than by will or the laws of descent and distribution, pursuant to a "Permitted Family Transfer", or pursuant to a "qualified domestic relations order" within the meaning of the Internal Revenue Code. During the lifetime of the Recipient, Restricted Stock may only be earned by and issued to the Recipient, his or her Beneficiary, or Permitted Transferee. A "Permitted Family Transfer" means the transfer by gift of any or all shares during Recipient's lifetime to: (a) a trust in which members of Recipient's immediate family (spouse, lineal descendent, including adoptive relationships, or antecedent, step-child, father, mother, brother, sister, in-laws, or a person (other than a tenant or employee of Recipient) sharing the Recipient's household, have more than a fifty percent (50%) beneficial interest; (b) a foundation in which Recipient's immediate family or Recipient controls the management of assets; (c) or any other entity in which members of Recipient's immediate family or Recipient own more than fifty percent (50%) of the voting interests. No non-permitted transferee of a Recipient or beneficiary shall have any right in or claim to any Restricted Stock or other assets of the Plan, nor shall the Company, or any of its Affiliates be subject to any claim for benefits hereunder. All permitted transferees of Restricted Stock or any interest therein will receive and hold such Restricted Stock or interest subject to the provisions of this Program, including the forfeiture provisions.

6. Lapse of Restrictions.

(a) Subject to forfeiture as provided in Section 4 and acceleration as provided in Section 6(b), all Restrictions with respect to any Restricted Stock shall lapse on the third anniversary of the date such Award of Restricted Stock is granted.

(b) All Restrictions with respect to any Restricted Stock shall lapse prior to the third anniversary of the date such Restricted Stock is granted, and shall no longer be subject to forfeiture, upon the earlier of (i) the Recipient's death or Permanent Disability; or (ii) a Change of Control or (ii) the term of the Director has ended and the Director has not been elected for a new term.

"Permanent Disability" means the inability of a Recipient to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. A Recipient shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Company in such form and manner, and at such times, as the Company may require. Any determination by the Company that a Recipient does or does not have a Permanent Disability shall be final and binding.

"Change of Control" means the first to occur of the following events:

(I) any date upon which the directors of the Company who were last nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company;

(II) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "Majority Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (II), shall not include (1) the Company or any of its Affiliates, (2) any employee benefit plan of the Company or any of its Affiliates, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity who was a Majority Stockholder on the date of adoption of the Program by the Company; or

(III) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the purpose of which is (A) to change the Company's domicile solely within the United States or (B) the formation of a holding company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation), the consummation of which results in the stockholders of the Company owning, directly or indirectly, 50% or less of the voting power of the surviving entity.

(c) Upon the lapse of the Restrictions, the Company shall cause new certificates with respect to such shares of Restricted Stock to be issued and delivered to the Recipient or Recipient's beneficiary, free from the legend provided for in Section 7 and any of the other Restrictions. Notwithstanding the foregoing, no such new certificate shall be delivered to the Recipient or Recipient's beneficiary unless and until the Recipient or Recipient's beneficiary shall have paid to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of the Recipient resulting from the Award of Restricted Stock or the lapse of the Restrictions.

(d) For vesting purposes, any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all Restrictions lapse or expire.

(e) The Board of Directors of the Company shall have the authority, in its sole and absolute discretion, to accelerate the time at which any or all Restricted Stock granted under this Program shall vest, or to remove any or all of the Restrictions applicable to such Restricted Stock whenever the Board of Directors may determine that such action is appropriate by reason of changes to applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

7. Legend; Stop Transfer Order.

(a) Until all Restrictions lapse and new certificates are issued pursuant to Section 6(c), certificates representing shares of Restricted Stock issued pursuant to this Program shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REACQUISITION BY EAST WEST BANCORP, INC., AND SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE PROVISIONS OF THE 1999 SPIRIT OF OWNERSHIP RESTRICTED STOCK PROGRAM."

(b) Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required (i) to transfer on its books any Restricted Stock that has been sold or otherwise transferred in violation of any of the provisions of this Program or (ii) to treat as the owner of any such Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Stock shall have been so transferred.

8. Escrow of Shares. For purposes of facilitating the enforcement of the Restrictions of the Program and each Award the certificate(s) for the Restricted Stock shall be held by the Secretary of the Company, or the Secretary's designee, in escrow who shall take all such actions and shall effectuate all such transfers and/or releases as are in accordance with the terms of this Program. By accepting an Award Recipients acknowledge that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to making the Award and that said appointment is coupled with an interest and is accordingly irrevocable. By accepting an Award Recipients also agree that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Recipient agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder.

9. Rights as Stockholder. A Recipient shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the Restrictions and other terms of this Restricted Stock Program, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Recipient shall be entitled as a result of stock dividends, stock splits or any other form of recapitalization in respect of shares of Restricted Stock subject to Restrictions shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or expire.

10. Removal of Legends on Certificates and Return of Stock Powers. When the Company delivers to the Recipient, Beneficiary or Permitted Transferee the certificate in respect of Restricted Stock distributed pursuant to Section 8 above, the Recipient or Beneficiary shall also receive back the related stock power held by the Company pursuant to Section 8 above. The distributed shares of Restricted Stock shall be free of the Restrictions and such certificate shall not bear the legend provided for in Section 7 above.

11. Adjustments for Capital Changes. In the event of any change in the outstanding shares of the Company Stock resulting from any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar capital adjustment, or other increase or decrease in such shares without receipt or payment of consideration, the Board of Directors may adjust any Restricted Stock Award in accordance with Section 7 of the Plan.

12. Program and Program Interpretations as Controlling. Restricted Stock awarded pursuant to this Program is subject to all the terms and conditions of the Program, as the same may be amended from time to time by the Company. The Company shall have the right to amend the Program at any time and in any manner without the consent of or prior notice to Recipients; provided, however, that no such amendment shall deprive a Recipient, without his or her consent, of any of a Recipient's rights under this Program. The interpretation and construction by the Board of Directors of the 1998 Stock Incentive Plan, this Program, the Restricted Stock and such rules and regulations as may be adopted by the Committee for the purpose of administering the 1998 Stock Incentive Plan and this Program shall be final and binding upon all Recipients.

13. No Contract Rights. No provision of this Program or of any Restricted Stock awarded hereunder shall confer upon a Recipient any right to continue as a director of the Company or any of its Affiliates or to continue under any other contract that may exist between a Recipient and the Company or any Affiliate.

14. Code Section 83(b) Election. Each Recipient of an Award, by accepting Restricted Stock, agrees to notify the Company in the event Recipient makes an election under Section 83(b) of the Internal Revenue Code (or any successor provision) or corresponding provisions of state or local tax laws with respect to any award of Restricted Stock. In that event, any required withholding and/or employment tax payments as a result of such election shall thereupon be made , such withholding may be from the Recipient's compensation from the Company, or an Affiliate, from cash supplied by the Recipient, or (to the extent permitted by law) Restricted Stock otherwise issuable to the Recipient.

15. Securities Laws. The issuance of Restricted Stock shall be subject to any federal or state securities law restrictions, as the Board of Directors is advised by its counsel.

16. Governing Law. This Program shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

17. Notices. All notices and other communications required or permitted to be given pursuant to this Program shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 415 Huntington Drive, San Marino, California 91108, Attention: Corporate Secretary, or to a Recipient at the Recipient's work or home address as set forth on the records of the Company.

18. Separate Advice and Representation. The Company and its Affiliates are not providing any Recipient with advice, warranties, or representations regarding any of the legal, tax or business effects to Recipient with respect to the Program or any Award of Restricted Stock. Each Recipient is encouraged to seek legal, tax and business advice from Recipient's own legal, tax and business advisers as soon as possible.